                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Concorde Career Colleges
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                        CONCORDE CAREER COLLEGES, INC.

                                 5800 Foxridge
                                   SUITE 500
                             Mission, Kansas 66202

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 27, 1999

TO ALL STOCKHOLDERS:

          Notice is hereby given that the Annual Meeting of the Stockholders (the "Annual Meeting") of Concorde Career Colleges, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 27, 1999, at 9:00 a.m., Central Time, at 5800 Foxridge, Suite 500, Mission, Kansas, for the following purposes:

          (1) To elect the members of the Board of Directors for the ensuing year or until their successors are duly elected and qualified;

          (2) To ratify the appointment of independent public accountants for the Company for 1999; and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

          The Board of Directors has fixed the close of business on April 8, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

                              BY THE BOARD OF DIRECTORS

                              /s/ Lisa M. Henak
                              Lisa M. Henak
                              Secretary

Dated:  April 15, 1999

                      IMPORTANT - YOUR PROXY IS ENCLOSED

YOU ARE URGED TO SIGN, DATE AND MAIL YOUR PROXY EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES USING THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE BY PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. BY RETURNING YOUR PROXY PROMPTLY, A QUORUM WILL BE BETTER ASSURED AT THE ANNUAL MEETING, WHICH WILL PREVENT COSTLY FOLLOW-UP AND DELAYS.

                        CONCORDE CAREER COLLEGES, INC.

                                 5800 FOXRIDGE
                                   SUITE 500
                             MISSION, KANSAS 66202

        --------------------------------------------------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1999
        ---------------------------------------------------------------


                                PROXY STATEMENT

          The proposals in the accompanying proxy are solicited by the Board of Directors of Concorde Career Colleges, Inc. (the "Company") for use at its annual meeting of Stockholders ("Annual Meeting") to be held on Thursday, May 27, 1999, at 9:00 a.m., Central Time, at 5800 Foxridge, Suite 500, Mission, Kansas, and any adjournment or postponement thereof. Shares of the Company's common stock, par value $0.10 per share ("Common Stock") and Class B Voting Convertible Preferred Stock, par value $0.10 per share ("Voting Preferred Stock") represented by duly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting. If a holder of Common Stock or Voting Preferred Stock ("Stockholder") specifies a choice on the proxy card with respect to any matter to be acted upon, its, his or her shares will be voted in accordance with the instructions made therein with respect to the proposals described in this Proxy Statement. None of the proposals are related to or conditioned upon the approval of any other proposal. Any Stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation or a properly executed proxy bearing a later date to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

          The Company will bear all the costs of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal contact, telephone, facsimile or telegraph by the persons named in the accompanying proxy card, and the Company may reimburse brokers or other persons holding Common Stock or Voting Preferred Stock in their names or in the names of nominees for their expenses in sending proxy soliciting material to beneficial owners. This Proxy Statement and the accompanying form of proxy are being mailed or given to Stockholders on or about April 15, 1999.

          Only Stockholders of record at the close of business on April 8, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 7,840,326 shares of Common Stock and 55,147 shares of Voting Preferred Stock issued and outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Voting Preferred Stock is entitled to twenty (20) votes on each matter brought to a vote. Provided a quorum is present, the affirmative vote of a (a) plurality of the shares of Common Stock and Voting Preferred Stock voting together as a class is required for the election of each nominee for director and (b) a majority of the votes cast by the holders of Common Stock and Voting Preferred Stock present in

                               Proxy Statement - 1
person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for the ratification of the appointment of independent public accountants for the Company for 1999. Stockholders do not have any dissenters' rights regarding any of the above matters.

          Votes that are cast against the proposals are counted both for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number of votes cast on a given proposal. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast on a given proposal, and therefore will have the same effect as a vote against a given proposal. Shares held by a broker in "street name" and for which the beneficial owner of such shares has not executed and returned to such broker a proxy card indicating voting instructions may be voted on a discretionary basis by such broker with respect to the election of directors and ratification of the appointment of the auditors.

          Management of the Company does not know of any matter, other than those referred to in the accompanying Notice of Annual Meeting, which is to come before the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card, or their substitutes, will vote in accordance with their judgment of the best interests of the Company on such matters.







          (The remainder of this page was left blank intentionally.)

                               Proxy Statement - 2

                 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

          The Company has two classes of voting securities, Common Stock and Voting Preferred Stock (collectively, the "Voting Securities"). The Voting Preferred Stock votes with the Common Stock, as a single class, on all matters brought before a vote of the holders of Common Stock. Each share of Voting Preferred Stock is convertible into twenty (20) shares of Common Stock and has voting rights equal to twenty (20) shares of Common Stock (whether or not converted). The following table sets forth the respective voting rights of the outstandin g shares of Voting Securities as of April 8, 1999.

                            OUTSTANDING           VOTING
                               SHARES             RIGHTS                %
                           -----------------  -----------------  --------------

Common Stock                   7,840,326           7,840,326           88%

Voting Preferred Stock            55,147           1,102,940           12%
                                              -----------------

     Total Voting Rights                           8,943,266           100%


          The following table sets forth with respect to Voting Securities (i) the only persons known by the Company to be beneficial owners of more than five percent (5%) of the Voting Securities, (ii) the shares of Voting Securities beneficially owned by all directors and named executive officers of the Company and nominees for director, and (iii) the shares of Voting Securities beneficially owned by directors and executive officers as a group, as of April 8, 1999.

=======================================================================================================================
                                         COMMON STOCK               VOTING PREFERRED STOCK           TOTAL VOTING
                                                                                                      SECURITIES
                                ---------------------------------------------------------------------------------------
   NAME OF BENEFICIAL OWNER        AMOUNT/(2)/   % OF CLASS/(3)/     AMOUNT/(2)/     % OF CLASS/(3)/    VOTING RIGHTS (%)
-----------------------------------------------------------------------------------------------------------------------
Robert F. Brozman Trust/(1)/      2,485,324           31.7%             ---          ---                 27.8%

Cahill, Warnock Strategic/(1)/      508,333(4)         6.5        53,309(4)           96.7%              17.6
  Partners Fund, L.P.

Nelson Obus/(1)/                    598,790(5)         7.6              ---          ---                  6.7

Jack L. Brozman/(1)/              3,497,048(6)        43.3              ---          ---                 38.1

James R. Seward                      28,333(7)         *           1,838(7)            3.3                *

Thomas K. Sight                      15,063(8)         *                  *          ---                  *
=======================================================================================================================

                               Proxy Statement - 3

=======================================================================================================================
                                         COMMON STOCK               VOTING PREFERRED STOCK           TOTAL VOTING
                                                                                                      SECURITIES
                                ---------------------------------------------------------------------------------------
   NAME OF BENEFICIAL OWNER        AMOUNT/(2)/   % OF CLASS/(3)/   AMOUNT/(2)/   % OF CLASS/(3)/  VOTING RIGHTS (%)
-----------------------------------------------------------------------------------------------------------------------
David L. Warnock/(1)/               508,333/(4)/       6.5 %      53,309(4)           96.7%              17.6%

All Directors and Executive       4,048,777/(9)/     50.0%        55,147               100%              55.9%
Officers as a Group
(4 persons)
=======================================================================================================================

*        Less than one percent (1%)

(1) Addresses: Robert F. Brozman Trust, 5800 Foxridge, Mission, Kansas 66202; Cahill, Warnock Strategic Partners Fund, L.P., One South Street, Suite 2150, Baltimore, Maryland 21202; Nelson Obus, One Penn Plaza, Suite 4720, New York, New York 10119-0002; Jack L. Brozman, 5800 Foxridge, Mission, Kansas 66202; and David L. Warnock, One South Street, Suite 2150, Baltimore, Maryland 21202.

(2) Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting and investment power.

(3) The percentage of class is calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934 ("Exchange Act").

(4) Includes 500,000 shares of Common Stock, 50,414 shares of Voting Preferred Stock owned by Cahill, Warnock Strategic Partners Fund, L.P., 2,895 shares of Voting Preferred Stock owned by Strategic Associates, L.P and 8,333 Common shares exercisable pursuant to options held by David L. Warnock. These Voting Securities have a total of 1,574,513 voting rights.

(5) Includes 70,000 shares held jointly with Eve E. Coulson, the spouse of Mr. Obus, 350,790 shares owned by Wynnefield Partners Small Cap Value, L.P., 149,000 shares owned by Channel Partnership II, L.P., and 29,000 shares owned by Wynnefield Partners Small Cap Off Shore, L.P. Mr. Obus is general partner of these partnerships.

(6) Includes 2,485,324 shares held by the Robert F. Brozman Trust, of which Jack L. Brozman is trustee, 771,724 shares held directly and 240,000 shares exercisable pursuant to options.

(7) Includes 8,333 Common shares exercisable pursuant to options. These Voting Securities, Common and Voting Preferred Stock have a combined total of 65,093 voting rights.

(8) Includes 8,333 Common shares exercisable pursuant to options and 6,730 Common shares held jointly with Faye Sight, Mr. Sight's spouse.

(9) Includes 264,999 Common shares which are exercisable pursuant to options. For purpose of this table and pursuant to Rule 13d-3(d) of the Exchange Act, shares underlying options are deemed beneficially owned if such options are exercisable within 60 days of April 1, 1999.


           (The remainder of this page was left blank intentionally)

                               Proxy Statement - 4

                     PROPOSAL ONE - ELECTION OF DIRECTORS

          The number of directors constituting the Company's Board of Directors may range from three to six. The Board currently consists of four directors because of the resignation of one officer-director and the death of a non-officer director. The Board has nominated four directors for election at the Annual Meeting and may fill the vacancies for the two remaining director positions at some later time. The shares of Voting Securities represented by the enclosed proxy will be voted, unless otherwise indicated, for the election of the four nominees for director named below. The directors to be elected at the Annual Meeting will serve for one year or until their successors are duly elected and qualified. In the unanticipated event that any nominee for director should become unavailable, the Board of Directors, at its discretion, may designate a substitute nominee, in which event such shares will be voted for such substitute nominee.

          NAME OF NOMINEE    SERVED                   PRINCIPAL OCCUPATION FOR LAST FIVE YEARS
           FOR DIRECTOR       SINCE         AGE                 AND DIRECTORSHIPS
           ------------       -----         ---                 -----------------
Jack L. Brozman                1986          48      Chairman of the Board and
                                                     Treasurer of the Company
                                                     and CenCor, Inc. ("CenCor")
                                                     since June 1991. President
                                                     and Chief Executive Officer
                                                     of the Company since
                                                     November 1998 and from June
                                                     1991 until April 1997. Mr.
                                                     Brozman has also been a
                                                     director of CenCor since
                                                     1979.
James R. Seward
(1)(2)                         1997          46      Executive Vice President
                                                     and Chief Financial Officer
                                                     of Seafield Capital
                                                     Corporation from 1990 to
                                                     1997, a public holding
                                                     company located in Kansas
                                                     City, Missouri. President
                                                     and Chief Executive Officer
                                                     of the SLH Corporation from
                                                     1997 to 1998, a public
                                                     holding company located in
                                                     Shawnee Mission, Kansas,
                                                     and manager of Seward &
                                                     Company, L.L.C. since 1998.
                                                     Mr. Seward is a director of
                                                     Lab One Inc., Response
                                                     Oncology, Inc., and
                                                     Syntroleum Corporation,
                                                     each a public company.

Thomas K. Sight                1989          48      President of Bob Sight
(1)(2)                                               Lincoln Mercury for more
                                                     than the prior five years,
                                                     an automobile dealership
                                                     located in Overland Park,
                                                     Kansas. Chief Executive
                                                     Officer of Bob Sight Ford
                                                     since January, 1992 located
                                                     in Lee's Summit, Missouri.

                               Proxy Statement - 5

          NAME OF NOMINEE    SERVED                   PRINCIPAL OCCUPATION FOR LAST FIVE YEARS
           FOR DIRECTOR       SINCE         AGE                 AND DIRECTORSHIPS
           ------------       -----         ---                 -----------------
David L. Warnock               1997          41      Managing Member of Cahill,
(1)(2)                                               Warnock & Company, LLC and
                                                     a general partner of
                                                     Cahill, Warnock Strategic
                                                     Partners, L.P. from July
                                                     1995 to present, each is
                                                     located in Baltimore,
                                                     Maryland. Vice President,
                                                     T. Rowe Price Associates
                                                     from July 1983 to July
                                                     1995. Mr. Warnock is a
                                                     director of Environmental
                                                     Safeguards, Inc., Alliance
                                                     National Inc. and
                                                     Children's Comprehensive
                                                     Services, Inc., each a
                                                     public company.

----------
(1)      Member of Compensation Committee.
(2)      Member of Audit Committee.


          "THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE "FOR" THE
                          NOMINEES SET FORTH ABOVE."

          The Board of Directors of the Company held three meetings and acted by unanimous written consent on six occasions in 1998. The Compensation Committee held one meeting in 1998. The Compensation Committee reviews salaries of certain officers and bonuses of executive officers, administers the Company's stock option plans and generally administers the Company's compensation program. The Audit Committee, which is responsible for oversight of the Company's financial reports, held one meeting in 1998. The Company's Board of Directors does not have a nominating committee. Last year, each director attended at least 75% of the Board meetings (and at least 75% of the meetings of committees on which he served) during the period for which he was a director (or committee member).

                           COMPENSATION OF DIRECTORS
                           -------------------------

          Each non-officer director is paid an annual retainer of $2,500 and a director's fee of $250 for meetings of the Board of Directors and Committees which he attends. Officer-directors do not receive fees for attendance at meetings. The non-officer directors elected not to accept the 1998 retainer, due to the Company's performance. The Company paid a total of $3,500 in Director fees during 1998. The Company awarded each non-officer director an option to purchase 8,333 shares of Common Stock on March 30, 1999. The options vested immediately and were awarded at a price of $0.563, the fair market value on the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          -----------------------------------------------------------

          The Compensation Committee consists entirely of non-employee directors of the Company and there are no Compensation Committee interlocks with other companies. Certain stockholders of the Company have agreed to vote the Voting Securities held by them in favor of certain directors. See "Certain Transactions".

                               Proxy Statement - 6

                              EXECUTIVE OFFICERS

          In addition to Jack L. Brozman, listed in the previous table, the following persons served as executive officers of the Company during 1998. Each executive officer is appointed by the Board of Directors annually and will serve until reappointed or until his successor is appointed and qualified.

              NAME OF
         EXECUTIVE OFFICER              AGE      PRINCIPAL OCCUPATION FOR LAST FIVE YEARS
         -----------------              ---      -------------------------------------
Vickey S. Cook                           44      Employed by the Company since
                                                 1988, serving as Regional
                                                 Compliance Administrator,
                                                 National Compliance
                                                 Administrator, Operations
                                                 Manager-SCI, Special Projects
                                                 Coordinator, National Director
                                                 Financial Aid and Compliance,
                                                 and since May 1996, also Vice
                                                 President Compliance and
                                                 Financial Aid.

Diana D. Hawkins-Jenks                   48      Employed by the Company since
                                                 December 1997 as Vice President
                                                 Human Resources. Vice President
                                                 Human Resources of LaPetite
                                                 Academy, Inc. from 1989 to
                                                 1997.

William A. Johnson, Jr.                  48      Executive Vice President and
                                                 Chief Operating Officer of the
                                                 Company since September 1998.
                                                 Director of Heald Colleges
                                                 School of Technology,
                                                 Sacramento, California from
                                                 1993 to 1998.

Paul R. Gardner                          39      Vice President and Chief
                                                 Financial Officer of the
                                                 Company since November 1998.
                                                 Controller of the Company from
                                                 September 1994 to November
                                                 1998. Employed as Controller
                                                 and Assistant Controller of
                                                 LaPetite Academy Inc. from
                                                 September 1988 to August 1994.

Robert R. Roehrich                       52      President, Chief Executive
                                                 Officer and a Director of the
                                                 Company from April 1997 to
                                                 November 1998. Vice President
                                                 Academic Affairs for DeVry,
                                                 Inc. from January 1984 until
                                                 March 1997.

M. Gregg Gimlin                          52      Employed by the Company from
                                                 July 1993 to September 1998,
                                                 serving as Vice President and
                                                 Chief Financial Officer.

Patrick J. Debold                        47      Employed by the Company from
                                                 November 1989 to February 1998,
                                                 serving as School Director of
                                                 Education, National Director of
                                                 Education, and, from July 1993
                                                 to February 1998, as Vice
                                                 President of Education.

                               Proxy Statement - 7

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

          The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the years ended December 31, 1998, 1997, and 1996.

                          SUMMARY COMPENSATION TABLE

                                                 Annual Compensation                     Long Term Compensation
                Name and                                                                               All Other
           Principal Position            Year         Salary ($)      Bonus ($)        Options        Compensation
           ------------------            ----         ----------      ---------        -------
                                                                                                          ($)
Jack L. Brozman,                          1998         157,000               0          80,000/(2)/            0
Chairman of the Board and Treasurer of    1997         145,000          19,000          80,000/(2)/            0
the Company/(1)/                          1996         135,000          36,000         150,000/(3)/            0

Dr. Robert R. Roehrich, /(4)/             1998         193,000               0         115,000/(5)/       15,000
President and Chief Executive Officer     1997         167,000          40,000         115,000/(5)/            0

Michael S. Savely/(6)/                    1998               0               0               0                 0
Sr. Vice President-Operations             1997          67,000           7,000               0            52,000
                                          1996         104,000          28,000               0                 0

M. Gregg Gimlin/(7)/                      1998          66,000               0               0            41,000
Vice President, Chief Financial Officer   1997               *               *               0                 0
                                          1996          79,000          23,000               0                 0

---------
*        Salary, bonus and all other compensation did not exceed $100,000.

(1) Mr. Brozman also received compensation as CEO of CenCor in 1998, 1997 and 1996, which compensation is not reflected in the above Summary Compensation Table. From January 1, 1998 to November 12, 1998 Mr. Brozman devoted approximately 50% of his time on Company matters. Subsequent to his appointment to President and CEO, Mr. Brozman devotes approximately 90% of his time to Company matters.

(2) On February 25, 1997, the Company's Compensation Committee granted to Mr. Brozman an option to purchase 400,000 shares of the Company's Common Stock under the 1994 Incentive Stock Option Plan (the "1994 Plan"), of which 80,000 shares vested in 1997 and 80,000 shares vested in 1998. See "Option Grants, Exercises and Holdings".

(3) On February 3, 1994, the Company's Compensation Committee granted to Mr. Brozman an option to purchase 750,000 shares of Common Stock under the Company's 1994 Plan. Options for 600,000 shares have vested and options for 150,000 shares have lapsed and were returned to the 1994 Plan for reissuance. See, "Option Grants, Exercises and Holdings" and "Compensation Committee Report on Executive Compensation, CEO Compensation".

(4) Dr. Roehrich resigned effective November 12, 1998 and was paid severance compensation of $15,000 in 1998. The remainder of Dr. Roehrich's severance compensation will be paid during 1999.

(5) On April 1, 1997, the Compensation Committee granted to Dr. Roehrich an option to purchase 575,000 shares of Common Stock under the 1994 Plan, of which 115,000 shares vested in both 1997 and 1998. See, "Option Grants, Exercises and Holdings."

(6) Mr. Savely resigned from the Company in July 1997 and was paid severance compensation in the amount of $52,000.

(7) Mr. Gimlin resigned effective September 21, 1998 and was paid severance compensation in the amount of $41,000.

                               Proxy Statement - 8

                     Option Grants, Exercises and Holdings

The Company did not grant any options to named executive officers during 1998. The following table provides information with respect to the named executive officers concerning options exercised during 1998 and unexercised options held as of the end of the Company's last fiscal year:

--------------------------------------------------------------------------------------------------------------------------
              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      LAST FISCAL YEAR END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------------
                                                                                               Value of Unexercised
                                                               Number of securities            In-the-Money Options
                                Shares                        underlying Unexercised             at FY-End ($)/(1)/
                              Acquired on       Value          Options at FY-End (#)
           Name              Exercise (#)    Realized($)                                    Exercisable/Unexercisable
                                                             Exercisable/Unexercisable
---------------------------- -------------- --------------- ---------------------------- ---------------------------------
Jack L. Brozman,                   0              0               760,000/240,000                   208,000/0
Chairman of the Board
and Treasurer
---------------------------- -------------- --------------- ---------------------------- ---------------------------------

Dr.  Robert  R.   Roehrich,        0              0                  230,000/0                         0/0
Chief Executive Officer/(2)/
---------------------------- -------------- --------------- ---------------------------- ---------------------------------

M. Gregg Gimlin, Vice           35,000        $33,000/(4)/              0/0                            0/0
President and Chief
Financial Officer/(3)/
---------------------------- -------------- --------------- ---------------------------- ---------------------------------

(1) Based on the difference between the mean of the closing bid and asked prices of the Company's Common Stock on December 31, 1997 ($ 0.50) and the exercise price of the options.

(2) Resigned effective November 12, 1998. The 230,000 options expired and were cancelled in February 1999.

(3)      Resigned effective September 21, 1998.

(4) Based on the difference between the closing price of the Company's Common Stock on October 16, 1998 ($1.03) and the exercise price of the options.

Employment Contract, Termination of Employment and Change in Control
--------------------------------------------------------------------
Arrangements
------------

          The Company entered into an employment agreement (the "Employment Agreement") with Dr. Robert R. Roehrich effective April 1, 1997. The Employment Agreement had no stated term and provided that Dr. Roehrich would receive a $200,000 base salary, adjusted annually, for serving as the Company's President and Chief Executive Officer. Dr. Roehrich would receive annual bonus payments of at least $40,000 to be adjusted upward upon the Company's achievement of performance-based objectives, and options to purchase 575,000 shares of Common Stock vesting in 115,000 increments each year until 2001. The Agreement also provided that Dr. Roehrich would receive certain benefits including medical, dental and life insurance benefits provided under the Company standard benefit plans, four weeks of paid vacation per year and a leased Company car. The Employment Agreement also provided that in the event that Dr. Roehrich was terminated by the Company other than for cause, or if Dr. Roehrich should decide to leave employment with the Company, the Company would pay Dr.

                               Proxy Statement - 9

Roehrich severance pay equal to one year of his base salary. Dr. Roehrich resigned effective November 12, 1998. The severance pay will be ratably paid bi-monthly through November 1999. Unexercisable options for 345,000 shares of common stock were canceled as a result of Dr. Roehrich's resignation and 230,000 vested options expired and were cancelled in February 1999.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors is comprised of Thomas K. Sight, James R. Seward and David L. Warnock. On an annual basis, the Compensation Committee reviews the salaries and bonuses of the executive officers and other employees, administers the 1998 Stock Option Plan, and 1994 Incentive Stock Option Plan (collectively, the "Stock Option Plans"), and any non-qualified stock options, and oversees the administration of the Company's compensation program.

          In accordance with Securities and Exchange Commission rules designed to enhance disclosure of companies' policies toward executive compensation, the following report is submitted by the above listed committee members in their capacity as the Board's Compensation Committee. The report addresses the Company's compensation policy as it related to the executive officers for 1998.

          General Compensation Policy. The Compensation Committee of the Board
          ---------------------------
of Directors was, and continues to be, guided by a belief that executive compensation should reflect the profitability and appreciation in the value of the Company (as reflected by the Company's net income or loss and market value of Common Stock), while at the same time taking into account surrounding economic pressures, individual performance and retention of key executive officers. The Compensation Committee has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), since current compensation levels fall significantly below that amount.

          The Compensation Committee believes that the following are the important qualitative considerations in setting executive compensation:

          . Compensation should reflect the overall performance of the Company and the executive officer and his or her contribution to the Company's profitability;

          .    Compensation should correlate to measurable performance criteria;

          .    Compensation should attract and retain valued executive officers;
               and

          . Compensation should reflect the executive officers' abilities to effectively direct the Company during difficult economic conditions.

          Calendar 1998 Compensation. To accomplish this compensation policy in
          --------------------------
1998, the Company's executive compensation package integrates: (i) annual base salary, (ii) bonuses based upon individual agreements utilizing various objective performance goals, and (iii) stock option grants or vesting under the Stock Option Plans. The compensation policies, as

                              Proxy Statement - 10
implemented, endeavor to enhance the profitability of the Company (and, thus, stockholder value) by tying the financial interests of management with those of the Company.

          Base Salary. As a general matter, an executive officer's base salary is subjectively positioned so as to reflect the experience and performance of such executive officer and the performance of the Company. The Compensation Committee initially determines the amount of base salary on factors such as prior level of pay, quality of experience, and responsibilities of position. Thereafter, the Compensation Committee grants raises subjectively based on overall Company performance (net income or loss, earnings per share and market value of Common Stock) and the executive officer's individual performance based on performance reviews.

          The amount of 1998 raises to the executive officer's base salaries was subjectively determined by the Chairman of the Board, Mr. Brozman, and President, Dr. Roehrich with the approval of the Compensation Committee. The decisions to raise the base salary was, in part, based on Mr. Brozman's and Dr. Roehrich's subjective evaluation of each officer's performance. Such raises in base salaries were approximately 5% of their previous year's base salary in 1998.

          Bonuses. The Company has certain bonus agreements in place with
          -------
executive officers which couple objective corporate performance criteria, based on such officer's area of responsibilities, with annual cash compensation. Under such bonus agreements, the executive officers receive a specified percentage of revenue increases after a minimum revenue level, as set by the Compensation Committee, is achieved. The aggregate bonuses are capped. The performance criteria in the bonus agreements of the executive officers differ depending on the amount of responsibility maintained by such executive officers. The Company granted no such bonuses to any of its executive officers in 1998. The Company granted to one officer during 1998 a $4,000 bonus for temporarily assuming additional duties above and beyond normal expectations. In addition the Company paid a $40,000 bonus due Dr. Roehrich under the terms of his employment agreement.

          Incentive Stock Option Awards. The Board of Directors and Compensation
          -----------------------------
Committee also award stock options to executive officers, as well as management personnel, under the Stock Option Plans. The Committee believes that stock options are an effective incentive for executives to create value for stockholders since the value of an option bears a direct relationship to appreciation in the Company's stock price. Obviously, when stockholder value decreases, stock options granted to management either decrease in value or have no value. Conversely, when stock prices increase, the stock option becomes more valuable.

          The determination of whether to grant stock options to executive officers, whether on an aggregate or individual basis, is in the sole discretion of the Compensation Committee. In making the determination, the Committee examines: (i) the Company's performance, as determined by its operating and net income (loss), earnings per share and the market price of the Common Stock, (ii) the relation of long-term compensation to short-term (cash) compensation, (iii) the number and exercise price of options held by each executive officer, (iv) the total stock holdings of the executive officer, (v) the individual performance of the executive (subjectively determined by Mr. Brozman and other executives, except with respect to Mr. Brozman's compensation, with respect to which the Compensation Committee evaluates such performance), and (vi) the potential contribution of the executive to the Company. The Compensation Committee does not separately weigh such criteria, but rather subjectively and informally views the mix of information with respect to each executive officer.

                              Proxy Statement - 11

          With respect to such criteria, especially stock options granted to the executives as a whole, the Compensation Committee granted options for 50,000 shares to a new officer and 11,500 additional options to other officers during 1998. The Chairman of the Board and Chief Executive Officer were not granted any options during 1998.

          The options granted were incentive stock options under the Internal Revenue Service Tax Code, which means that the officers will not have to pay taxes, and the Company will not receive a tax deduction upon exercise of the options.

          Chief Executive Officer Compensation. Jack L. Brozman, Chief Executive
          ------------------------------------
Officer of the Company since November 1998, is subject to the same general compensation package as the other executives. For 1998, Mr. Brozman declined an increase in his base annual salary.

          Summary. The Compensation Committee believes that the executive
          -------
officers of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and programs contribute to achieving this focus. The Compensation Committee believes that the compensation levels during 1998 adequately reflect the Company's compensation goals and policies.

          The Compensation Committee report is submitted by:

          Thomas K. Sight, David L. Warnock and James R. Seward

                           RELATIONSHIP WITH CENCOR

          There can be no assurance that potential conflicts will not arise among the Company and CenCor as a result of their sharing certain personnel, namely Jack L. Brozman (in the positions described above), and Lisa M. Henak who is Secretary and Assistant Treasurer of both companies. The resolution of any such conflicts will be through negotiation between the Company and CenCor, based upon the conflicting needs of the two companies, the financial condition of the Company, if relevant, and overall fairness to each of the parties.

                              Proxy Statement - 12

                              COMPANY PERFORMANCE

          The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq market index and the Company's Peer Group (defined below) since the close of business on December 31, 1993.

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG CONCORDE CAREER COLLEGES, INC.,
                          NASDAQ INDEX AND PEER GROUP

                                                       FISCAL YEAR ENDING
                             ----------------------------------------------------------------------
COMPANY/INDEX/MARKET         12/31/1993  12/30/1994  12/29/1995  12/31/1996  13/31/1997  12/31/1998
CONCORDE CAREER COLLEGES       100.00      192.86      446.43      647.14     1,160.71      357.14
PEER GROUP                     100.00       83.82      434.63      836.42     1,206.95    1,251.48
NASDAQ MARKET INDEX            100.00      104.99      136.18      169.23       207.00      291.96


          The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, Nasdaq market index and the Company's peer group is based on the stock prices at the close of business on December 31, 1993, assuming a $100 investment. The return for the Company is based on a December 31, 1993 per share price of $0.13 and a December 31, 1998 per share price of $.50. The above performance graph, prepared by Media General Financial Services, Inc., compares the annual performance of the Company with that of the Nasdaq market index and the Peer Group with investment weighted on market capitalization. The Company changed its Peer Group during 1998 to more appropriately reflect comparisons to other similarly capitalized colleges & universities. This "Peer Group" includes the following companies: Apollo Group, Inc., Caliber Learning Network, Career Education Corp., Edutrek International, Inc., Quest Educational Corp., Strayer Education, Inc. and Whitman Education Group. Caliber Learning Network and Career Education Corp. were added to the Peer Group in 1998.

                              Proxy Statement - 13

         PROPOSAL TWO - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

          For 1998, PricewaterhouseCoopers LLP examined the financial statements of the Company and its subsidiaries, including reports to Stockholders, the Securities and Exchange Commission and other.

          The Board of Directors has selected and appointed
     PricewaterhouseCoopers LLP as the independent public accountants for the Company for the year ending December 31, 1999.

          The following resolution will be offered at the Annual Meeting:

          "RESOLVED, the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as the independent public accountants of the Company for the year ending December 31, 1999 is hereby ratified."

          It is not anticipated that representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting. If, however, representatives are present at the Annual Meeting, there will be an opportunity for them to make a statement and be available to respond to questions by Stockholders.

          "THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1999."

                      SECTION 16(A) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission reports of their respective beneficial ownership, and changes in such beneficial ownership, in the Company's voting securities, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the Company's last fiscal year, all required filings were filed on a timely basis.

                             STOCKHOLDER PROPOSALS

          In the event any Stockholder intends to present a proposal at the annual meeting of Stockholders to be held in 2000, such proposal must be received by the Company, in writing, on or before December 19, 1999, to be considered for inclusion in the Company's next proxy statement for such meeting.

                              Proxy Statement - 14

                       VOTING PROXIES AND OTHER MATTERS

          Proxies will be voted in accordance with the choices specified on the proxy card. If no choice is specified, shares will be voted: (i) "FOR" the nominees for director listed on the proxy and in this Proxy Statement; (ii) "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Company for the year ending December 31,1999.

          Management of the Company does not intend to present any business to the Annual Meeting except as indicated herein and presently knows of no other business to be presented at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named in the accompanying proxy card will vote the proxy in accordance with their judgment of the best interests of the Company on such matters.

          WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN TO THE COMPANY THE ACCOMPANYING PROXY CARD. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                        BY THE BOARD OF DIRECTORS


                                        /s/ Lisa M. Henak
                                        Lisa M. Henak, Secretary

April 15, 1999

                              Proxy Statement - 15

                        CONCORDE CAREER COLLEGES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 27, 1999
THIS PROXY AND EACH OF THE PROPOSALS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jack L. Brozman and Lisa M. Henak, jointly and individually, as Proxies with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of Class B Voting Convertible Preferred Stock of Concorde Career Colleges, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 27, 1999 or any adjournment or postponement thereof.

1. Election of Directors.

   [ ] FOR ALL NOMINEES LISTED BELOW                [ ] WITHHOLD AUTHORITY
(except as marked to the contrary below)   to vote for all nominees listed below

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

   JACK L. BROZMAN, JAMES R. SEWARD, THOMAS K. SIGHT, and DAVID L. WARNOCK

2. Ratification and approval of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for 1999.

                  [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. NONE OF THE PROPOSALS ARE RELATED TO OR CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

Please date, sign and return this Proxy card by mail, postage prepaid.

                                 DATED:___________________________________, 1999

                                 Signature:_____________________________________

                                      Signature if held jointly:________________

                                      (Please sign exactly as name appears to
                                      the left. When stock is registered
                                      jointly, all owners must sign. When
                                      signing as attorney, executor,
                                      administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

                        CONCORDE CAREER COLLEGES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 27, 1999
THIS PROXY AND EACH OF THE PROPOSALS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jack L. Brozman and Lisa M. Henak, jointly and individually, as Proxies with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Concorde Career Colleges, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 27, 1999 or any adjournment or postponement thereof.

1. Election of Directors.

   [ ] FOR ALL NOMINEES LISTED BELOW                [ ] WITHHOLD AUTHORITY
(except as marked to the contrary below)   to vote for all nominees listed below

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

   JACK L. BROZMAN, JAMES R. SEWARD, THOMAS K. SIGHT, and DAVID L. WARNOCK

2. Ratification and approval of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for 1999.

                  [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. NONE OF THE PROPOSALS ARE RELATED TO OR CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

Please date, sign and return this Proxy card by mail, postage prepaid.

                                 DATED:___________________________________, 1999

                                 Signature:_____________________________________

                                      Signature if held jointly:________________

                                      (Please sign exactly as name appears to
                                      the left. When stock is registered
                                      jointly, all owners must sign. When
                                      signing as attorney, executor,
                                      administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)